Exhibit 10.1

MEMORANDUM OF UNDERSTANDING

This binding Memorandum of Understanding (“MOU”), dated as of January 20, 2012, is made by and between Charles & Colvard, Ltd., a North Carolina corporation with its principal office at 300 Perimeter Park Drive, Suite A, Morrisville, North Carolina, 27560 (the “Company”), and Serenity Technologies, Inc., an Oregon corporation with its principal office at 28765 Single Oak Drive, Suite 140, Temecula, CA 92590 (“Serenity”).

Background

The Company is engaged in the manufacture and distribution of Charles & Colvard Created Moissanite® as loose gemstones and as incorporated into fine jewelry.

The Company desires to have Serenity provide exclusively to the Company services to enhance Charles & Colvard Created Moissanite loose gemstones (the “Product”) provided to Serenity by the Company, and then return such gemstones to Company.  These enhancement services will include whitening, color treatment and further advances related to Moissanite designed to provide the highest quality product to the market (the “Services”).

To begin the Services immediately, the parties are entering into this binding MOU with the intent to convert the MOU into a binding legal document containing traditional business and legal terms within sixty (60) days of the execution of the MOU and agree to negotiate in good faith towards such agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of this MOU, the parties hereto agree as follows:

1.0
Exclusivity.  Serenity will provide to the Company the Services in connection with the Products, on an exclusive basis, in response to written orders issued by the Company to Serenity from time to time.  During the Term (as defined below), Serenity shall not perform any services on Moissanite for any third party or for itself.

2.0	Minimum Guaranteed Commitments and Pricing.

2.01	Minimum Guaranteed Commitments and Pricing.

.1
During the [****] after execution of this MOU, the Company shall provide a minimum guarantee commitment for the [****] of [****] carats of Product for processing by Serenity using the Services into a finished product (the “Finished Product”).  The Company shall pay Serenity $[****] per carat for the Services.

.2
For the next [****] after the initial quantity has been processed, the Company shall provided a minimum guarantee commitment per month of [****] carats of Product for processing by Serenity into the Finished Product.  The Company shall pay Serenity $[****] per carat for the Services.

[****] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  Omitted portions have been filed separately with the Commission.

# 2340328_4.Doc

.3
For the remainder of the Term of this MOU, the Company shall provide a minimum guarantee commitment per month of [****] carats of Product for processing by Serenity into the Finished Product.  The Company shall pay Serenity $[****] per carat for these Services, provided however, if the Company provides [****] or more carats per month of Product for processing by Serenity, the Company shall pay Serenity $[****] per carat for the Services (the “Threshold Price”)

.4
Within ten Business Days of the Threshold Price being reached, the Company shall grant Serenity [****] shares of unregistered restricted stock of the Company (the “Restricted Stock”).  The restrictions on the Restricted Stock shall lapse in increments of [****] shares on each anniversary of the grant date of the Restricted Stock, provided that the Threshold Price is maintained continuously throughout each twelve month period prior to such anniversary date.  If the Threshold Price is not maintained continuously throughout any such twelve month period prior to such anniversary date, Serenity shall forfeit the [****] share increment of Restricted Stock for which the restrictions would have lapsed on such anniversary date.

.5
Exceeding Minimum Guaranteed Commitments.  The Company shall be entitled to provide Serenity more than the minimum guaranteed commitment per month of Product for processing by Serenity into the Finished Product.  In the event that the Company provides more than the minimum guaranteed commitment of Product for a month to Serenity, the excess amount of carats provided above the monthly minimum guaranteed commitment shall count against any future minimum guaranteed commitments of Product by the Company.

.6
Failure to Meet Minimum Guaranteed Commitments.  Serenity must notify the Company in writing within [****] days of any failure by the Company to meet the delivery of a minimum guaranteed commitment of carats and the Company shall have [****] days to cure such failure.  In the event that the Company fails to cure such failure, the exclusivity provisions of this MOU set forth in Sections 1 and 14  shall no longer apply, but all other terms and conditions of this MOU shall remain in full force and effect, it being understood that the special pricing offered by Serenity to Company under conditions of exclusivity would no longer apply and Serenity would revert to standard pricing based upon order volumes submitted by Company.

3.0
Description of Services.  Serenity will provide the Services that include proprietary treatments that enhance the appearance of the Product. The current treatments are designed to provide a whitening enhancement to the Product or render the Product with Fancy Color Treatments. Serenity’s proprietary treatments for the Product are of a nature that modify the surface properties to create the Finished Product. Serenity will provide the Company with a general disclosure regarding the enhancement, do’s and dont's and general precautions.

[****] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  Omitted portions have been filed separately with the Commission.

# 2340328_4.Doc

4.0
Disclosure of Treatment.  The Company hereby acknowledges and agrees to provide any required disclosure regarding the Finished Product in accordance with the Company’s marketing and branding programs specific to the Finished Product to each party to which it sells, distributes or transfers in any manner the Finished Product processed by Serenity, whether pursuant to a sale or consignment relationship or otherwise. The parties agree to issue a joint press release regarding the entry into this MOU in accordance with the marketing goals for the Finished Product.

5.0
Process Liabilities.  The processes used by Serenity for creating the Finished Products are inherently safe and radiation free. Serenity Labs practices procedures to ensure the highest level of safety and the best outcome for the gemstones being processed.

6.0	Delivery and Inspection Rights.

6.01
Upon completion of the Services on any Product but in any event no later than [****] business days of receipt of the Product by Serenity from the Company, the Finished Product shall be delivered by Serenity to the Company. Serenity will promptly notify Company on changes if any on the turnaround time for treatment of Product if Company submits greater than [****] carats in a single shipment. The Company understands and acknowledges that Serenity will perform the Services to create the Finished Product at the rate of one or two production cycles per week which the Company will take into account with regard to the logistics for shipments of Product to meet the monthly minimum commitments.

6.02
Serenity undertakes and warrants that: (i) the Finished Product shall be of high quality as to workmanship, design and materials used therein, and, without derogating from the generality of the foregoing, shall be at least equal in quality, workmanship, appearance, design and materials to the samples submitted by Serenity to the Company prior to the date hereof and (ii) it is aware that the Company provides a limited lifetime warranty to its customers for the Product and represents and warrants that the processes used by Serenity in the Services that result in the Finished Product will support the Company’s lifetime warranty obligations (jointly the “Serenity Warranties). Prior to the performance of any Services under this MOU,  Serenity and the Company will establish an agreed upon QA/QC Protocol for the Finished Product, which shall include standards and specifications for QA/QC evaluation and the creation of duplicate master sets of stones to be used in the QA/QC evaluation QA/QC Protocol for the Finished Product. The Company shall have the right to return any Finished Product if the Services provided are defective or not of appropriate quality in accordance with the QA/QC Protocol, it being understood that it is the Company’s responsibility to examine in accordance with the QA/QC Protocol and accept or reject the Finished Product, within [****] Business Days of receipt at its facilities. If any Finished Product is not acceptable to the Company in accordance with the QA/QC Protocol, Serenity will repeat the Services at its own cost to bring the Finished Product into compliance with the QA/QC Protocol, it being understood that all shipping and insurance costs to transport back and forth the Finished Product for re-treatment will be borne by the Company.  If Serenity is unable to bring any Finished Product into compliance with the QA/QC Protocol within [****] Business Days of its return, Serenity shall immediately reimburse the Company for any Service Fees associated with such defective Finished Product, except if Force Majeure conditions prevail.

[****] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  Omitted portions have been filed separately with the Commission.

# 2340328_4.Doc

7.0
Invoices; Payment Timing. Serenity shall provide to the Company invoices for all Finished Product returned to and received by the Company.  During the [****] of the term the Company agrees to pay invoices immediately upon receipt of goods on its next regularly scheduled pay run. Commencing with the [****] of the term and thereafter the Company agrees to pay invoices within thirty days of receipt of the invoice. If payment is not received by Serenity in accordance with this MOU for reasons other than breach of the provisions of this MOU by Serenity, then Serenity may assess an interest not exceeding the lesser of 1.5% on the balance due or the maximum penalty allowable under applicable law and additionally may withhold delivery on subsequent purchase orders, aggregating to an amount not exceeding the amounts so due and not paid by Company, until late payments are cleared.

8.0
License.  The Company hereby grants to Serenity during the Term (defined below), a limited non-exclusive, royalty-free, non-transferable, non-sublicenseable license to use the Products solely to perform Serenity’s express obligations under this MOU.  For clarity, the rights granted pursuant to this MOU provide Serenity no right or license to access or use the Products for any purpose other than to perform Serenity’s express obligations under this MOU.

9.0
Intellectual Property Rights.  Each party retains ownership of its Intellectual Property and trade secrets.  “Intellectual Property” means all rights in and to registered designs, trademarks, copyrights, and patents (including applications therefor and supplementary protection certificates) and similar rights, including, but not limited to, the nature of any patents.

10.0	Term and Termination.

10.01	This MOU shall be effective as of the date of execution by both parties and shall extend for a period of [****] (the “Term”).

10.02	Company shall have the right to immediately terminate this MOU by giving written notice to Serenity in the event that Serenity does any of the following:

(i) Fails to obtain or maintain insurance in the amount and of the type provided for in this MOU;

(ii) Liquidates, dissolves or becomes insolvent (however evidenced) or bankrupt, or commits any act of bankruptcy, makes a general assignment or deed of trust for the benefit of creditors, suspends the transaction of business or consents to the appointment of a trustee or a receiver, or a trustee or a receiver is appointed for said party or for a substantial part of its property, or bankruptcy, reorganization, insolvency, or similar proceedings are instituted by or against Serenity;

(iii) Fails to assemble and/or ship a Finished Product in accordance with Company’s instructions and does not cure such failure within [****] days of written notice from Company (not applicable if Force Majeure conditions prevail);

(iv) Makes a representation or warranty that is untrue or incorrect in any material respect;

[****] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  Omitted portions have been filed separately with the Commission.

# 2340328_4.Doc

(v) Violates the confidentiality or exclusivity obligations set forth in this MOU;

(vi) Attempts to, or does, sell, encumber, secrete, convert or misuse the Products (or any variations thereof, including without limitation, Finished Products); or

(vii) Attempts to or does assign or transfer this MOU without the prior written consent, including by operation of law, merger or acquisition (including a stock acquisition in which it is the surviving entity) or to an affiliate.

11.0
Force Majeure.  No Party will be liable for the non-performance or defective or late performance of any of its obligations under this MOU to such extent and for such period(s) of time as such non performance, defective performance or late performance is due to 'force majeure' including without limitation acts of God, war (declared or undeclared), civil insurrection or unrest, riots, revolutions, fire, floods or other severe weather events,strikes, lock-outs, or industrial action.

If any Party is unable to perform its obligations for reasons set out such Party shall resume performance as soon as practicable upon the relevant Force Majeure event ceasing.

12.0
Confidentiality.  Each party shall keep, and cause its respective affiliates, officers, directors, employees and agents to keep confidential and not disclose or use for its own purpose (other than in connection with its stated obligations under this MOU) any non-public, confidential, proprietary information or trade secrets in oral, written, electronic or other form (and shall include information received, learned or resulting from tours of the other party’s facility(ies)) which in any way shall relate to the other party (the “Disclosing Party”) hereto, or to any Affiliate thereof, including, without limitation, the Disclosing Party’s products, product formulations and specifications, customer lists, manufacturing processes, intellectual property (whether or not registered), business, know-how, pricing, methods, trade secrets and technology that shall be furnished or otherwise made available in connection with the negotiation and performance of this MOU (collectively, the “Confidential Information”).  The obligation to keep such Confidential Information confidential shall continue during the Term and for a period of five (5) years after the expiration or termination of this MOU (except that it is understood that any Confidential Information that is considered a “trade secret” shall remain confidential for so long as it qualifies as a “trade secret” under applicable law); however, it shall not apply to any Confidential Information (i) that is now or later becomes publicly available through no fault of the party which had received it (the “Receiving Party”); (ii) that the Receiving Party properly obtains from a third party lawfully entitled to disclose it; (iii) that the Receiving Party already has in its possession as indicated in its written records and was not acquired directly or indirectly from the party providing it; or (iv) the other party independently develops without any use of or reference to the Confidential Information.

13.0	The Company’s Additional Obligations.

13.01	The Company represents and warrants that it has the right and power to grant the licenses granted herein and that there are no other MOUs with any other party in conflict with such grant.

# 2340328_4.Doc

13.02	The Company further represents and warrants that it has no actual knowledge that the Services or any products or materials used in connection therewith infringes any valid rights of any third party.

Notwithstanding any term set forth herein, nothing in this MOU shall be interpreted as obligating the Company to use Serenity for the performance of the Services, it being understood that as long as Serenity is not in breach of this MOU, the Company may not use any other third party for the performance of services substantially similar to the Services.  For the avoidance of doubt, the Company’s sourcing of any original source Moissanite material from a supplier shall not be seen as a violation of the exclusivity obligations of the Company in this Section.

14.0	Serenity’s Additional Obligations.

14.01
Serenity shall maintain high standards of professionalism and shall at all times comply with all applicable laws, statutes, ordinances and regulations and refrain from any unethical conduct or any other conduct that might tend to damage the reputation of the Company or the Products.

14.02	Serenity shall comply with all safety and environmental laws and regulations in the performance of the Services.

15.0	Indemnity.

15.01
Serenity shall indemnify and hold harmless the Company, its affiliates, employees, officers and directors from and against any and all claims, actions, suits, proceedings, judgments, damages, liabilities, costs and expenses, including reasonable attorney’s fees (“Claims”), including, but not limited to, Claims from Serenity’s directors, officers, employees, contractors, licensees, or any other personnel associated, directly or indirectly, with Serenity, arising directly or indirectly from Serenity’s performance or breach of this MOU (including its breach of any representation or warranty by Serenity), its facilities, processes or practices, its negligent acts or omissions, or willful misconduct. The Company shall give Serenity prompt notice of any matter for which Serenity has an indemnification obligation.

15.02
The Company shall indemnify and hold harmless Serenity against any Claim resulting from the sole negligent act, sole omission, or sole gross negligence or willful misconduct of the Company related to this MOU or, except with respect to a claim relating to a breach of one of the Serenity Warranties, any non-negligent act of Serenity related to a Finished Product, the transformation of the color of such Product, or any enhancement of value of such Finished Product pursuant to such color transformation.  Serenity shall give the Company prompt notice of any matter for which the Company has an indemnification obligation.

16.0	Insurance.

Serenity shall be responsible for and shall arrange for adequate insurance of the Products for the period from which such Products are delivered to Serenity’s facility and until the time Finished Products are shipped out of Serenity’s facility, it being understood that the Company shall be

# 2340328_4.Doc

responsible for delivery including costs towards freight, insurance and transportation of the Products to Serenity’s facility and transportation of the Finished Products back to the Company. Serenity shall provide the Company with a copy of its insurance certificate detailing terms of its insurance policy.

17.0	Representations and Warranties.

17.01	Each party represents and warrants, which representations and warranties shall survive the execution and delivery of this MOU, for the express benefit of the other, that:

(i)                           Such party is a corporation duly organized and validly existing in good standing under the laws pursuant to which it is formed, and is duly qualified to do business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, and no proceedings for the liquidation or dissolution of such party are pending or contemplated by such party;

(ii)                                      There is no action, suit or proceeding pending or threatened against or affecting such party before or by any court, administrative agency or other governmental authority which in any way will impair such party’s ability to perform its obligations under, or which otherwise brings into question the validity of the transactions contemplated by, this MOU, and no consent, approval or authorization of or by any court, administrative agency or other governmental authority is required in connection with the execution, delivery or performance of this MOU;

(iii)                 Such party’s execution, delivery and performance of this MOU has been duly authorized by all appropriate action on the part of such party, and this MOU constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with the terms hereof; and

(iv)                 Neither the execution and delivery by such party of this MOU, nor the consummation by such party of the transactions contemplated hereby, nor compliance by such party with the provisions hereof, conflicts with or results in a breach of any of the provisions of the charter documents of such party, or of any applicable law, judgment, order, writ, injunction, decree, rule or regulation of any court, administrative agency or other governmental authority, or of any MOU, agreement or other instrument to which such party is a party or by which such party is bound, or constitute a default under any of the above.

17.02
Serenity represents and warrants that it has the financial resources and business operations which will enable it to perform the Services and will do so in good faith and with reasonable diligence and will utilize its skill and resources in such effort to the extent that high standards of business practice and judgment dictate.

18.0	Other Terms and Provisions.

18.01
All notices, consents and approvals under this MOU must be delivered in writing by courier, by electronic facsimile with receipt confirmed, or by certified or registered mail (postage prepaid and return receipt requested) to the other party at the address set forth in

# 2340328_4.Doc

the preamble hereto, and will be effective upon receipt.  Either party may change its address by giving notice of the new address to the other party.

18.02
Company and Serenity are each independent contractors and neither party shall be, nor represent itself to be, a franchisor, franchisee, joint venturer, partner, master, servant, principal, agent or legal representative of the other party for any purpose whatsoever.  Serenity will not have, and shall not represent to any third party that it has, any authority to act on behalf of Company.

18.03
Serenity shall not use subcontractors in providing Services under this MOU without obtaining Company’s prior written consent.  In the event Company provides such consent to use subcontractors hereunder, Serenity shall be solely responsible for all obligations arising out of such use of subcontractors and for all acts and omissions of such subcontractors.

18.04
The validity, interpretation and performance of this MOU shall be controlled by and construed under the laws of the State of North Carolina excluding that body of laws controlling conflict of laws.  Serenity shall take no action challenging the application of such laws.

18.05
Any judicial proceeding by either Company or Serenity involving the other, involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this MOU, shall be brought only in the federal or state courts in the State of North Carolina and, by execution and delivery of this MOU, both Serenity and Company accept, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts.   Nothing herein shall affect the right to serve process in any manner permitted by law.

[Signature page follows]

# 2340328_4.Doc

[Signature Page to Services MOU]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this MOU on the date set forth below.

Charles & Colvard, Ltd.                                                                Serenity Technologies, Inc.

By: /s/ Randy McCullough                                                                By: /s/ Suneeta Neogi

Title: President & CEO                                                                Title: President

Date: January 24, 2012                                                                Date: January 20, 2012

# 2340328_4.Doc